UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2016

ATLAS ENERGY GROUP, LLC

(Exact name of registrant specified in its charter)

Delaware	001-36725	45-3741247
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Park Place Corporate Center One

1000 Commerce Drive, Suite 400

Pittsburgh, PA 15275

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (412) 489-0006

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The compensation committee of the board of directors of Atlas Energy Group, LLC (the “Company”), after consultation with the Company’s independent compensation consultant, authorized the Company to enter into a retention agreement with Jeffrey M. Slotterback, the Company’s Chief Financial Officer. Under the retention agreement entered into on April 20, 2016, Mr. Slotterback agrees to (i) remain employed by the Company for the one year period commencing on the date of the agreement and (ii) be subject to a non-competition covenant with respect to the Company for such one year period. In exchange, Mr. Slotterback received a payment (the “commitment amount”) equal to 24 percent of his 2015 total cash compensation. If, prior to the first anniversary of the agreement, Mr. Slotterback is terminated by the Company without “cause” or if he resigns for “good reason” (as such terms are defined in the retention agreement), he will be deemed to have satisfied his obligations under the agreement, notwithstanding that he did not remain employed until the first anniversary of the agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS ENERGY GROUP, LLC

Dated: April 26, 2016	By:	/s/ Lisa Washington
	Name:	Lisa Washington
	Title:	VP, Chief Legal Officer & Secretary